QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[FAEGRE & BENSON LLP LETTERHEAD]

June 21, 2006

Crocs, Inc.
6273 Monarch Park Place
Niwot, Colorado 80503

  Re: Registration Statement on Form S-1 (No. 333-134481)

Ladies and Gentlemen:

        We have acted as special counsel to Crocs, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed sale of up to 7,475,000 shares of Common Stock, par value $.001 per share (the "Shares"), by Selling Stockholders, including the sale of shares of Common Stock to cover over-allotments, if any. In connection therewith, we have examined such corporate records and other documents, including the Registration Statement on Form S-1 relating to such shares (as such Registration Statement may be amended from time to time, the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary or appropriate for this opinion, and we advise you that in our opinion:

        1.     The Company is a corporation duly organized and existing under the laws of the State of Delaware.

        2.     The Shares to be sold by the Selling Stockholders have been duly authorized by all necessary corporate action of the Company, are legally and validly issued and are fully paid and nonassessable.

        This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein. In giving such consent, we do not hereby admit we are within the category of persons whose consent is required under Section 7 of the Act or the rules thereunder.

Very truly yours,
FAEGRE & BENSON LLP
/s/ FAEGRE & BENSON LLP

QuickLinks

  Exhibit 5.1